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Exhibit 99.3

INDEPENDENT AUDITORS' REPORT

To the Directors and Shareholders of 19 Entertainment Limited

        We have audited the accompanying consolidated balance sheets of 19 Entertainment Limited and subsidiaries as of 30 June 2004 and 2003, and the related consolidated profit and loss accounts, statements of movements in shareholders' funds and movements in reserves, and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of 19 Entertainment Limited and subsidiaries as of 30 June 2004 and 2003, and the results of their operations and their cash flows for the three years then ended, in conformity with accounting principles generally accepted in the United Kingdom.

        Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 24 to the consolidated financial statements.

/s/ Deloitte & Touche LLP
Chartered Accountants
London, England

8 April 2005

19 ENTERTAINMENT LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNTS

	Note	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
REVENUES	2	48,285	53,372	20,964
Cost of sales		(20,237)	(31,838)	(12,183)

GROSS PROFIT		28,048	21,534	8,781
Administration expenses		(17,944)	(11,919)	(5,318)
Operating exceptional profit on sale of tangible fixed asset		—	—	55

OPERATING PROFIT	3	10,104	9,615	3,518
Interest receivable	5	54	18	68
Interest payable and similar charges	6	(41)	(46)	(14)

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		10,117	9,587	3,572
Tax charge on profit on ordinary activities	7	(3,323)	(3,029)	(1,184)

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION		6,794	6,558	2,388

PROFIT FOR THE FINANCIAL YEAR		6,794	6,558	2,388
Dividends	8	(3,397)	(3,279)	(881)

RETAINED PROFIT FOR THE YEAR		3,397	3,279	1,507
Profit and loss account brought forward		4,161	882	(625)

Profit and loss account carried forward		7,558	4,161	882

The above results are derived from continuing activities.

There are no recognised gains or losses for the current or prior years, other than as stated in the profit and loss accounts. Accordingly, no statements of total recognised gains or losses are given.

The accompanying notes are an integral part of the Consolidated Financial Statements.

19 ENTERTAINMENT LIMITED

CONSOLIDATED BALANCE SHEETS

	Note	30 June 2004 £ '000	30 June 2003 £ '000
FIXED ASSETS
Intangible assets	9	112	126
Tangible assets	10	1,042	925
Investments	11	— *	— *

		1,154	1,051
CURRENTS ASSETS
Stocks	12	4,634	1,738
Debtors	13	18,570	14,690
Cash at bank and in hand		2,455	6,255

		25,659	22,683
CREDITORS: amounts falling due within one year	14	(12,193)	(12,412)

NET CURRENT ASSETS		13,466	10,271

TOTAL ASSETS LESS CURRENT LIABILITIES		14,620	11,322
CREDITORS: amounts falling due after more than one year	15	(2,368)	(2,456)
PROVISIONS FOR LIABILITIES AND CHARGES	16	(12)	(23)

NET ASSETS		12,240	8,843

CAPITAL AND RESERVES
Called up share capital	19	— *	— *
Share premium account		4,682	4,682
Profit and loss account		7,558	4,161

EQUITY SHAREHOLDERS' FUNDS		12,240	8,843

*
Amounts round to less than one thousand pounds sterling.

The accompanying notes are an integral part of the Consolidated Financial Statements.

19 ENTERTAINMENT LIMITED

CONSOLIDATED CASH FLOW STATEMENTS

	Note	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
Net cash inflow/(outflow) from operating activities	20	1,693	5,731	(577)
Returns on investments and servicing of finance
Interest received		54	18	68
Interest paid		(41)	(46)	(14)

Net cash inflow/(outflow) from returns on investments and servicing of finance		13	(28)	54
Taxation		(3,029)	(1,183)	(47)
Capital expenditure and financial investment
Payment to acquire tangible fixed assets		(434)	(747)	(287)
Payment to acquire intangible fixed assets		—	—	(140)
Sale of tangible fixed assets		56	—	128

Net cash outflow from capital expenditure		(378)	(747)	(299)
Acquisitions and disposals
Investment		—	—	(79)
Equity dividends paid		(3,154)	(1,307)	(100)

Net cash (outflow)/inflow before financing		(4,855)	2,466	(1,048)
Financing
Issue of shares		—	—	4,682

(Decrease)/increase in net cash in the year	21	(4,855)	2,466	3,634

The accompanying notes are an integral part of the Consolidated Financial Statements.

19 ENTERTAINMENT LIMITED

CONSOLIDATED STATEMENTS OF MOVEMENTS IN SHAREHOLDERS' FUNDS
AND MOVEMENTS IN RESERVES FOR THE YEAR ENDED 30 JUNE

	Share capital £ '000	Share premium account £ '000	Profit and loss account £ '000	Total £ '000
As of 1 July 2001	—*	—	(625)	(625)
Shares issued	—*	4,682	—	4,682
Retained profit for the year	—	—	1,507	1,507

As of 30 June 2002	—*	4,682	882	5,564

Retained profit for the year	—	—	3,279	3,279

As of 30 June 2003	—*	4,682	4,161	8,843

Retained profit for the year	—	—	3,397	3,397

As of 30 June 2004	—*	4,682	7,558	12,240

*
Amounts round to less than one thousand pounds sterling.

The accompanying notes are an integral part of the Consolidated Financial Statements.

19 ENTERTAINMENT LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED 30 JUNE

1.    ACCOUNTING POLICIES

        19 Entertainment Limited, together with its subsidiaries, (collectively, the "Company"), manages its licensed artists' careers by creating and producing television programs and films, managing and exploiting music recordings for licensed artists, promoting artists with brand and licensing partners and running tours for licensed artists.

        The accompanying financial statements of the Company do not comprise "statutory accounts" within the meaning of Section 240 of the Companies Act 1985. The Company's statutory accounts for the year ended 30 June 2004 prepared in accordance with United Kingdom accounting standards ("UK GAAP") have been delivered to the Registrar of Companies for England and Wales.

  Basis of accounting

        The financial statements are prepared in accordance with UK GAAP. The particular accounting policies adopted are described below. They have all been applied consistently throughout the year and the preceding years.

  Accounting convention

        The financial statements are prepared under the historical cost convention.

  Basis of consolidation

        The consolidated financial statements include all of the accounts of 19 Entertainment Limited and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

        The preparation of financial statements in conformity with UK GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Intangible assets

        Intangible fixed assets comprise licenses and are included at cost and amortized in equal instalments over a period of ten years which is their estimated useful economic life. Provision is made for any impairment. The carrying values of intangible assets are reviewed for impairment wherever circumstances indicate that the carrying value of such assets may not be recoverable.

  Tangible fixed assets

        Tangible fixed assets comprise furniture and fixtures and leasehold improvements. The carrying values of tangible fixed assets are reviewed for impairment wherever circumstances indicate that the carrying value of such assets may not be recoverable.

        Depreciation is calculated so as to write off the cost of an asset, less its estimated residual value, over the useful economic life of that asset as follows:

Furniture and equipment	4 to 7 years
Leasehold improvements	lesser of the estimated useful life or the period of the lease

  Investments

        Fixed asset investments are stated at cost less provision for impairment.

  Stocks

        Stocks represent (i) the unamortized cost of completed films/television programs and recoupable recording costs and (ii) the cost of recoupable recording projects and films and television projects in development. Capitalized costs include all direct production and financing costs and production overheads. Distribution and marketing costs, including advertising and marketing, are expensed as incurred. Stocks are carried at the lower of cost and net realisable value.

        Stocks related to capitalized film and television production costs are amortized over the period revenue is recognised. The valuation of capitalized film and television costs are reviewed on a title-by-title basis, when an event or change in circumstance indicates that the fair value of a film or television program or recording project is less than its unamortized cost. The fair value of the film or television program is determined using management's future revenue and cost estimates and a discounted cash flow approach. Additional amortization is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film or television program.

        Management regularly reviews the films and television projects in development and recognises provisions for expected losses.

        Stocks related to recoupable recording costs are charged to expense as subsequent royalties are earned by the artist. The Company assesses the recoverability of the recoupable recording costs based on forecasted royalties, track record and current popularity of the artist. To the extent that management believes the forecasts and/or current popularity do not support recoverability, a provision for expected losses is recognised against the capitalized costs. The provisions are reversed against recoupable recording costs if managements' assessment of the recoverability changes.

  Advance Royalties

        Advance royalties paid to artists are capitalized as a prepayment within debtors when paid and are charged to expense as subsequent royalties are earned by the artist. The Company assesses the recoverability of advance royalties based on forecast royalties, track record and current popularity of the artist. To the extent that management believes the forecasts and/or current popularity do not support recoverability, a provision for expected losses is recognised against the advances. The provisions are reversed against advance royalties if managements' assessment of the recoverability changes.

  Cash

        Cash at bank and in hand also includes cash of £2.5 million and £2.6 million as of 30 June 2004 and 2003 which is restricted as to use (i.e., such cash can only be used to satisfy obligations associated with the sale and leaseback–see discussion below).

  Net funds

        Net funds are comprised of cash at bank and in hand, and bank overdrafts (see note 22). In the consolidated cash flow statement and related notes, cash includes cash at bank and deposits repayable on demand. Deposits are repayable on demand if they are available within 24 hours without penalty.

  Sale and leaseback

        The Company entered into a sale and leaseback transaction in the year ended 30 June 2003 regarding a film in order to provide additional finance for the production. The lease agreement is for 15 years. On entering into the sale and leaseback transaction, the proceeds from the sale were deposited in a restricted deposit account guaranteed by the bank to provide sufficient funds to satisfy the lease liabilities as they fall due. The gain, arising from the difference between the sale proceeds and the lease liability, has been recognised in the profit and loss account as a reduction to cost of sales over the amortization period of the related capitalized film costs.

  Deferred taxation

        Deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallise based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in financial statements. Deferred tax assets are recognised to the extent that it is regarded as more likely than not they will be recovered. Deferred tax assets and liabilities are not discounted.

  Revenue

        Under Application Note G, Revenue Recognition of Financial Reporting Standard ("FRS") No. 5, Reporting the Substance of Transactions, the Company generally recognizes revenues when it obtains the right to consideration in exchange for its performance. When the Company receives a payment in advance of performance, it recognizes a liability equal to the amount received, representing its obligation under the contract and defers revenue recognition until it obtains the right to the consideration through its performance. For non-refundable fees, the Company considers that there are no further obligation of performance and therefore, the revenue recognition criteria has been met.

        Revenue from the sale or licensing of films and television programs is recognized on the contractually due date. The contractually due date is generally either on (i) signing of a contract or (ii) delivery date of the program in a format that can be exploited by the customer. Amounts received from customers prior to the contractually due date are included in deferred revenue.

        Non-refundable advance royalty payments for recordings are recognised as revenue on the contractually due date. The contractually due date is either when the contract is signed or on receipt of payment as there is evidence that the album will be recorded.

        Sponsorship and merchandising fees relate to one-time events or a period of time. Revenues for a one-time event are recognised on the contractually due date which is once a contract has been signed and performance has taken place. Revenues relating to a period of time are recognised over the period of time that the benefit of sponsorship accrues. Non-refundable advance royalty payments for sponsorship and merchandising over a period of time are recognised on the contractually due date which is generally on receipt of payment.

        Revenues generated from tours, comprised of production fees and ticket sales, are recognised as the services are provided and as the underlying concerts are performed. Upfront non-refundable amounts paid by concert promoters are deferred and amortized as the underlying concerts are performed.

        Management fee revenues are recognized over the term of the Company's management agreements with its artists as the amounts become determinable, which is considered to be the point at which artist income is reported to the Company.

        Royalties in excess of non-refundable advances and recoupable costs, if any, are recognised when estimable and thus include those earned on sales occurring during the period as evidenced in royalty statements received through the date of issuance of the financial statements.

  Operating leases

        Rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lessor are charged against profits on a straight-line basis over the period of the lease.

  Foreign currency translation

        The Company translates amounts in the balance sheet of a foreign subsidiary into the reporting currency using the closing rate as of the balance sheet date. Under Statement of Standard Accounting Practice No. 20, Foreign currency translation, amounts in the profit and loss account of a foreign subsidiary can be translated at the closing rate or at an average rate for the accounting period. The Company has elected to translate the profit and loss accounts at the closing rate as of the balance sheet date.

  Derivatives

        Foreign currency exchange contracts are accounted in the period they are realized with the resulting gain or loss recognised through the profit and loss account.

  Share-based compensation arrangements

        Shares to be issued as a result of the exercise of options granted in accordance with the rules of the share option plans (see note 19) will be recorded in share capital and share premium at their exercise price as of the date the options are exercised. Compensation expense will be recorded in respect of the plans for the difference, if any, between the exercise price and the share price as of the date of grant. There is no vesting period, therefore, the expense will be recognized on the measurement date.

  Reclassifications

        Certain prior year amounts have been reclassified to conform to current year presentation.

  Recent UK accounting standards not yet adopted

        FRS No. 20, Share based payments, issued in February 2004 recognises that there is an expense when another party is given the right to shares of a company. The principle is that the accounting for a share-based payment transaction should reflect the "value" of goods or services received for employee share transactions. The fair value should be measured as of the date of grant, being the date on which both parties have an understanding of the terms. When the grant is for past performance, the charge is recognised immediately. In all other cases it should be spread over the period from the grant date to the date when the other party has the right to the shares (the "vesting" period). This accounting standard is applicable for accounting periods beginning on or after 1 January 2006 and will be adopted by the Company from 1 July 2006.

        Urgent Issues Task Force ("UITF") Abstract No. 40, Revenue recognition and service contracts, ("UITF 40") issued 10 March 2005 provides interpretations of Application Note G, Revenue Recognition, as an Amendment to FRS 5, Reporting the Substance of Transactions, as it relates to revenue recognition for service contracts. UITF 40 addresses when revenue may be recognised as activity progresses (defined as "accounted for as a long-term contract") or on contract completion. The guidance defines a long-term contract and requires that revenue be recognised for services to the extent that a company has obtained the right to consideration through its performance. The abstract is required to be adopted in financial statements relating to accounting periods ending on or after 22 June 2005 but earlier adoption is encouraged. The Company is currently evaluating the impact of UITF 40 on its profit and loss, balance sheet and cash flows.

2.    REVENUE

        The revenue and profit before tax are attributable to the one principal activity of the Company which is management of artists. An analysis of revenue is given below:

	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
Revenue by origin and destination:
United Kingdom	12,634	15,711	20,775
United States	28,987	34,358	189
Rest of world	6,664	3,303	—

	48,285	53,372	20,964

3.    OPERATING PROFIT

        Operating profit is stated after charging:

	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
Depreciation	251	236	110
Amortization	14	14	—
Auditors' remuneration:
—Audit	70	70	40
Operating lease costs	277	220	176
Exceptional items	—	—	—	*

*
Amount rounds to less than one thousand pounds sterling.

4.    DIRECTORS AND EMPLOYEES

Employees	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
The aggregate payroll costs (including directors) were:
Wages and salaries	5,454	3,592	2,604
Social security costs	794	438	346

	6,248	4,030	2,950

	For the year ended 30 June 2004 No.	For the year ended 30 June 2003 No.	For the year ended 30 June 2002 No.
The average number of employees (including directors) were:
Number of distribution staff	74	59	45
Number of administrative staff	37	20	11

	111	79	56

Directors	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
Emoluments payable	489	522	882

Total emoluments of highest paid director	467	501	798

5.    INTEREST RECEIVABLE

	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
Bank interest	54	18	68

6.    INTEREST PAYABLE AND SIMILAR CHARGES

	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
Bank interest on overdraft	12	13	14
Bank charges	27	23	—
Other	2	10	—

	41	46	14

7.    TAX CHARGE ON PROFIT ON ORDINARY ACTIVITIES

	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
Current tax
Corporation tax	3,412	3,057	1,170
Adjustment in respect of prior years	(67)	(28)	7

Total current tax	3,345	3,029	1,177
Deferred tax
Timing differences, origination and reversal	(25)	(11)	2
Adjustments in respect of prior periods	3	11	5

Tax on profits on ordinary activities	3,323	3,029	1,184

  Factors affecting the tax charge for the current period

        The tax charge for the period is higher than the standard rate of corporation tax in the UK (30%) and this is due to the factors set out below:

	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
Current taxation
Profit on ordinary activities before taxation	10,117	9,587	3,572

UK corporation tax at 30%	3,035	2,876	1,072
Expenses not deductible for tax purposes	119	200	79
Capital allowances in excess of depreciation	28	(18)	(2)
Chargeable gains	—	—	13
Overseas tax rate differences	180	—	—
Overseas losses utilised	14	—	—
Overseas tax losses carried forward	30	—	—
Prior period adjustments	(67)	(29)	7
Other	6	—	8

Current tax charge	3,345	3,029	1,177

8.    DIVIDENDS

	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
Interim*–paid–£24.00 per ordinary share (2003–£52.50) (2002–£10.00)	400	525	100
Final–proposed–£179.85 per ordinary share (2003–£275.39) (2002–£78.16)	2,997	2,754	782

	3,397	3,279	882

*
Interim dividends cover amounts paid prior to 30 June.

9.    INTANGIBLE FIXED ASSETS

	30 June 2004 £ '000	30 June 2003 £ '000
Cost
As of 30 June	140	140

Amortization
As of 1 July 2003	14	—
Charge for the period	14	14

As of 30 June	28	14

Net book value
As of 30 June	112	126

10.    TANGIBLE FIXED ASSETS

	Furniture and equipment £ '000	Improvements To premises £ '000	30 June 2004 Total £ '000	30 June 2003 Total £ '000
Cost
As of 1 July	1,050	404	1,454	713
Additions	289	263	552	747
Disposals	(184)	—	(184)	—

As of 30 June	1,155	667	1,822	1,460

Depreciation
As of 1 July	(438)	(91)	(529)	(300)
Charge for the year	(222)	(75)	(297)	(235)
Disposals	46	—	46	—

As of 30 June	(614)	(166)	(780)	(535)

Net book value
As of 30 June	541	501	1,042	925

11.    INVESTMENTS

	30 June 2004 £ '000	30 June 2003 £ '000
Investment at cost
As of 1 July	80	80
Additions	— *	—

As of 30 June	80	80

Provisions for impairment
As of 1 July	(80)	(— )*
Charged to profit in the year	—	(80)

As of 30 June	(80)	(80)

Net book value
As of 30 June	—	—

*
Amounts rounds to less than one thousand pounds sterling.

        The parent company owns the issued share capital of the following principal companies, all incorporated in Great Britain except where noted:

Name Subsidiaries	Nature of business	Class of shares held	% of shares held. Direct or indirect
19 Merchandising Limited	Merchandising and Sponsorship	Ordinary	100%
S Club Limited	Record Production	Ordinary	100%
19 Recordings Limited	Record Production	Ordinary	100%
19 TV Limited	Music based TV Broadcasting	Ordinary	100%
19 Management Limited	Management of artists	Ordinary	100%
19 Touring Limited	Artists touring management	Ordinary	100%
19 Productions Limited	Development of TV projects	Ordinary	100%
Double Vision Limited	Film Production	Ordinary	100%
Brilliant 19 Limited	Music artist management	Ordinary	75%
19 Entertainment Inc (incorporated in USA)	Management of artists	Ordinary	100%
19 Entertainment GmbH (incorporated in Germany)	Management of artists	Ordinary	100%

12.    STOCKS

	30 June 2004 £ '000	30 June 2003 £ '000
Stocks	4,634	1,738

        Stocks comprises of (i) the unamortized cost of completed films/television programs and recoupable recording costs and (ii) the cost of recoupable recording projects and films and television projects in development.

13.    DEBTORS

	30 June 2004 £ '000	30 June 2003 £ '000
Trade debtors	3,776	2,562
Other debtors including taxation and social security	654	2,860
Prepayments and accrued income	14,114	9,255
Deferred tax (see note 16)	24	13
Other	2	—

	18,570	14,690

        Debtors represent accounts receivable, prepaid expenses and accrued income for the Company.

14.    CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	30 June 2004 £ '000	30 June 2003 £ '000
Bank overdraft	1,055	—
Trade creditors	492	1,440
Amounts owed under sale and leaseback facility	87	75
Directors current account	2,262	449
Other creditors including taxation and social security	3,899	6,229
Accruals and deferred income	4,398	4,219

	12,193	12,412

15.    CREDITORS: AMOUNTS FALLING AFTER MORE THAN ONE YEAR

	30 June 2004 £ '000	30 June 2003 £ '000
Amounts owed under sale and leaseback facility	2,368	2,456

16.    PROVISIONS FOR LIABILITIES AND CHARGES

        The movement during the period deferred tax (asset)/liabilities associated with accelerated capital allowances was:

	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000
As of 1 July	10	10
Current year charge	(22)	—	*

As of 30 June	(12)	10

	30 June 2004 £ '000	30 June 2003 £ '000
Deferred tax asset (see note 13)	(24)	(13)
Deferred tax liability classified as provisions for liabilities and charges	12	23

Net deferred tax (assets)/liabilities on accerated capital allowances	(12)	10

*
Amounts rounds to less than one thousand pounds sterling.

17.    COMMITMENTS UNDER LEASES

        As of 30 June 2004, the Company had annual commitments under non-cancellable operating leases as set out below:

Land and buildings	£ '000
Operating leases which expire:
After more than five years	277

277

        As of 30 June 2004, the Company had annual commitments under the sale and leaseback as set out below:

Sale and leaseback facility	£ '000
Amounts due:
Within one year	87
Between two and five years	486
After five years	1,882

2,455

        An amount equivalent to the total annual commitments is held in a bank account designed to meet these liabilities as they fall due.

18.    TRANSACTIONS WITH RELATED PARTIES

        The Company consolidates majority owned subsidiaries of 19 Entertainment Limited and, as such, has taken advantage of the exemption allowed by FRS 8, Related Party Disclosures, to not disclose details of transactions and balances with other related entities of 19 Entertainment Limited that are eliminated on consolidation.

        Andy Stinson, a director of the Company and a solicitor, provided legal services to the Company for the three years ended 30 June 2004.

	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
Fees charged for the provision of legal services	615	287	216

	30 June 2004 £ '000	30 June 2003 £ '000
The balance due to Mr. Stinson	150	92

19.    SHAREHOLDERS' FUNDS AND CAPITAL

  A.    CALLED UP SHARE CAPITAL

	30 June 2004 £	30 June 2003 £
Authorised, called up, allotted and fully paid:
14,166 voting shares of £0.01 each	142	142
2,500 non voting shares of £0.01 each	25	25

Total share capital	167	167

  B.    SHARE OPTION PLANS

        The Company has established share option plans which cover awards which have been granted to both employees and Directors for consideration of £1 per option for the UK plan and $1 per option for the US plan. The exercise prices range from £0.01 to £1,900.00 per ordinary share. There is no vesting period. Immediately prior to the acquisition of the company by CKX, Inc. (see note 23) on 17 March 2005, all options were exercised or canceled.

        Options have been granted under the share option plans to subscribe for ordinary shares of the Company as follows:

Fiscal Year	Number of shares under option	Subscription price per share(£)
UK Plan:
2003	1,008	0.01
2004	328	0.01
US Plan:
2003	139	1,900.00

        Options may only be exercised during the period commencing on the date of a liquidity event and ending at the close of business on the earlier of (i) the twenty-first day following the date of the liquidy event or (ii) the day immediately preceding the tenth anniversary of the grant date. A liquidity event is defined as a listing, a sale or a disposal.

20.    RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW/ (OUTFLOW) FROM OPERATING ACTIVITIES

	30 June 2004 £ '000	30 June 2003 £ '000	30 June 2002 £ '000
Operating profit	10,104	9,615	3,518
Depreciation and amortization	265	250	110
Increase in debtors	(3,880)	(9,453)	(2,499)
(Decrease)/increase in creditors	(1,911)	5,221	(1,120)
(Increase)/decrease in stocks	(2,897)	32	(541)
Increase in provisions	12	66	10
Operating exceptional profit on sale of fixed asset	—	—	(55)

Net cash inflow/(outflow) from operating activities	1,693	5,731	(577)

        Included in the cash flows from creditors for the year ended 30 June 2003 is the sale proceeds of £ 3.1 from the sale and leaseback transaction.

21.    RECONCILIATION OF NET CASH FLOW TO MOVEMENTS IN NET FUNDS

	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000	For the year ended 30 June 2002 £ '000
(Decrease)/increase in cash in the period	(4,855)	2,466	3,634

Movement in net funds in the period	(4,855)	2,466	3,634
Net funds as of 1 July	6,255	3,789	155

Net funds as of 30 June	1,400	6,255	3,789

22.    ANALYSIS OF NET FUNDS

	As of 30 June 2002 £ '000	Cashflows £ '000	As of 30 June 2003 £ '000	Cashflows £ '000	As of 30 June 2004 £ '000
Cash in hand and at bank	3,789	2,466	6,255	(3,800)	2,455
Bank overdrafts	—	—	—	(1,055)	(1,055)

Net funds as of 30 June	3,789	2,466	6,255	(4,855)	1,400

23.    SUBSEQUENT EVENTS

        The Company was acquired by CKX, Inc., formerly known as Sports Entertainment Enterprises, Inc. ("Acquirer"), pursuant to a Share Purchase Agreement dated 17 March 2005. The total consideration consisted of £64.5 million in cash and 1,870,558 shares of the acquirer's common stock, each paid at closing, and an additional £19.2 million in either cash or additional shares following delivery of audited results for the Company's fiscal year ending 30 June 2005.

        In addition, Acquirer has entered into a long-term agreement with Simon Fuller, the founder and the majority shareholder of the Company. Mr. Fuller will also be appointed a director of the Acquirer.

24.    SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

        The Company's Consolidated Financial Statements are prepared in accordance with UK GAAP, which differ in certain respects from accounting principles generally accepted in the United States of America ("US GAAP"). Differences which have a significant effect on the consolidated net income, shareholders' equity and the financial position of the Company are set out below:

  Effect on Operating and Net Income of differences between UK and US GAAP

	Note	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000
Operating profit in accordance with UK GAAP		10,104	9,615
US GAAP adjustments:
Revenue recognition:
Recordings revenues	(a)	(862)	(184)
Film and television revenues	(b)	(1,167)	500
Sponsorship & merchandising revenues	(c)	(1,859)	(215)
Stocks:
Capitalized artist advances & recoupable recording costs	(d)	(950)	(1,201)
Capitalized film & television costs	(b)(e)	1,000	(311)
Films and television projects in development	(f)	357	161
Sale leaseback	(g)	—	(357)
Foreign currency translation	(h)	(49)	4
Derivatives	(i)	20	—

Operating income in accordance with US GAAP		6,594	8,012

	Note	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000
Profit for the financial year in accordance with UK GAAP		6,794	6,558
US GAAP adjustments:
Revenue recognition:
Recordings revenues	(a)	(862)	(184)
Film and television revenues	(b)	(1,167)	500
Sponsorship & merchandising revenues	(c)	(1,859)	(215)
Stocks:
Capitalized artist advances & recoupable recording costs	(d)	(950)	(1,201)
Capitalized film & television costs	(b)(e)	1,000	(311)
Films and television projects in development	(f)	357	161
Sale leaseback	(g)	24	(333)
Foreign currency translation	(h)	(49)	4
Derivatives	(i)	20	—
Deferred tax	(j)	1,031	475

Net income in accordance with US GAAP		4,339	5,454

  Cumulative effect on shareholders' equity of differences between UK and US GAAP

	Note	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000
Shareholders' equity in accordance with UK GAAP		12,240	8,843
US GAAP adjustments:
Revenue recognition:
Recordings revenues	(a)	(3,046)	(2,184)
Film and television revenues	(b)	(1,167)	—
Sponsorship & merchandising revenues	(c)	(2,074)	(215)
Stocks:
Capitalized artist advances & recoupable recording costs	(d)	(2,677)	(1,727)
Capitalized film & television costs	(b)(e)	1,000	—
Films and television projects in development	(f)	679	322
Sale leaseback	(g)	(309)	(333)
Derivatives	(i)	20	—
Deferred tax	(j)	2,272	1,241
Dividends	(k)	243	1,972

Shareholders' equity in accordance with US GAAP		7,181	7,919

(a)
Recordings revenue recognition–Under UK GAAP, non-refundable advances are recognised as revenue on the contractually due date. The contractually due date is either when the contract is signed or on receipt of payment as there is then evidence that the album will be recorded. Royalties in excess of recoupable costs are recognised when estimable and thus include those earned on record sales occurring during the period as evidenced in royalty statements received through the date of issuance of the financial statements. Under UK GAAP, recordings revenues were £13.2 million and £9.4 million for the years ended 30 June 2004 and 2003, respectively.

Under US GAAP, revenues are recognised in accordance with Statement of Financial Accounting Standards ("SFAS") No.50, Financial Reporting in the Record and Music Industry ("SFAS 50"), and thus are recognised when the Company (i) has signed a non-cancellable contract, (ii) has delivered the rights to the licensee who is free to exercise them, (iii) has no remaining significant obligations to furnish music or records, and (iv) when collectibility of the full fee is reasonably assured. Non-refundable minimum guarantees in advance by licensees are deferred and recognised as revenue as the license fee is earned under the agreement which is the later of when the album has been delivered and accepted by the licensee, or, expiration of the term of the contract for the album. Royalties in excess of recoupable costs are recognised when estimable and thus include those earned on record sales occurring during the period as evidenced in royalty statements received through the date of the balance sheet. Under US GAAP, recordings revenues were £12.3 million and £9.2 million for the years ended 30 June 2004 and 2003, respectively.

(b)
Film and television revenue recognition–Under UK GAAP, revenue from the sale or licensing of films and television programs is recognized on the contractually due date which can be either on (i) signing of a contract or (ii) delivery date of the program in a format that can be exploited by the customer. Amounts received from customers prior to the contractually due date are included in deferred revenue. Under UK GAAP, film and television revenues were £14.7 million and £30.0 million for the years ended 30 June 2004 and 2003, respectively.

For US GAAP, the Company recognises these revenues under American Institute of Certified Public Accountants Statement of Position 00-2? Accounting by Producers or Distributors of Films ("SOP 00-2"). The following are the conditions that must be met in order to recognize revenue in accordance with SOP 00-2: (i) persuasive evidence of a sale or licensing arrangement with a customer exists; (ii) the program is complete and has been delivered or is available for immediate and unconditional delivery; (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition or sale; (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured. Amounts received from customers prior to the availability date of the product are included in deferred revenue. Under US GAAP, film and television revenues were £13.5 million and £30.5 million for the years ended 30 June 2004 and 2003, respectively.

(c)
Sponsorship & merchandising revenue recognition–Sponsorship and merchandising fees relate to (i) a one-time event or (ii) a period of time. Fees related to sponsorship and merchandising over a period of time comprise of non-refundable advance royalty payments and royalties in excess of advance royalty payments.

Under UK GAAP, revenues are recognised for a one-time event on the contractually due date which is once a contract has been signed and performance has taken place. Revenues relating to a period of time are recognised over the period of time that the benefit of sponsorship accrues. Non-refundable advance royalty payments associated with sponsorship or merchandising over a period of time are recognised on the contractually due date which is generally receipt of payment. Royalties in excess of advance royalty payments are recognised when estimable and thus include those earned on sales occurring during the period as evidenced in royalty statements received through the date of issuance of the financial statements. Under UK GAAP, sponsorship and merchandising revenues were £9.8 million and £5.9 million for the years ended 30 June 2004 and 2003, respectively.

Under US GAAP, revenues are recognised for a one-time event once (i) pervasive evidence of an arrangement exists, (ii) the event has occurred, (iii) the price is fixed or determinable, and (iv) collectibility is reasonably assured. Non-refundable advance royalty payments associated with sponsorship or merchandising over a period of time are recognised on a straight-line basis over the term of the contract from the later of the point which (i) pervasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the licensee is fixed or determinable, and (iv) collectibility is reasonably assured, or, the beginning of the license period. Royalties in excess of advance royalty payments are recognised when estimable and thus include those earned on merchandising sales occurring during the period as evidenced in royalty statements received through the balance sheet date. Under US GAAP, sponsorship and merchandising revenues were £7.9 million and £5.7 million for the years ended 30 June 2004 and 2003, respectively.

(d)
Artists advances and recoupable recording costs–Under UK GAAP, recoupable recording costs and artist advances are capitalized when paid and then charged to expense as subsequent royalties are earned by the artist. The Company assesses the recoverability of the capitalized recoupable recording costs and artist advances based on forecasted royalties, track record and current popularity of the artist. To the extent that management believes the forecasts and/or current popularity do not support recoverability, a provision for expected losses is recognised against the capitalized costs and advances. The provisions are reversed against recoupable recording costs if managements' assessment of recoverability changes. Under UK GAAP, capitalized recoupable recording costs, which are classified within Stocks, were £2.9 million and £1.7 million as of 30 June 2004 and 2003, respectively. Under UK GAAP, artist advance, which are classified as prepayments within Debtors, were £0.5 million and £1.4 million as of 30 June 2004 and 2003, respectively.

Under US GAAP, recoupable recording costs and artists advances, as adjusted for anticipated returns, are recognised in accordance with SFAS 50 and thus are charged to expense of the period in which the sale of the record takes place. Recoupable recording costs and artist advances are only capitalized if the past performance and current popularity of the artist for whom the recording costs are incurred or to whom the advance is made provide a sound basis for estimating that the amount capitalized will be recoverable from future royalties to be earned by the artist. Any portion of recoupable recording costs or artists advances that subsequently appear not to be fully recoverable from future royalties to be earned by the artist are charged to expense during the period in which the loss becomes evident. Reversals of provisions recognised against the asset are not permitted. Under US GAAP, capitalized costs and advance royalties relating to recordings were £2.4 million and £2.0 million as of 30 June 2004 and 2003, respectively.

(e)
Capitalized film & television costs–Under UK GAAP, the Company amortizes capitalized costs classified as stock, over the period revenue is recognized. Under UK GAAP, capitalized costs were £1.5 million and £0.3 million as of 30 June 2004 and 2003, respectively, and are included in stocks on the balance sheet.

Under US GAAP, capitalized costs are amortized using the individual-film-forecast method in SOP 00-2, whereby these costs are amortized in the proportion that current year's revenue bears to management's estimate of anticipated total gross revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the film. Amortization commences in the period revenue recognition commences. Under US GAAP, capitalized costs were £2.5 million and £0.3 million as of 30 June 2004 and 2003, respectively. The amortization expense under US GAAP is £1.0 million lower and £0.3 million greater than under UK GAAP, for the years ended 30 June 2004 and 2003, respectively.

(f)
Films and television projects in development–Under UK GAAP, capitalized costs of productions, which have not yet been completed by the Company, are periodically assessed for recoverability and stated net of provisions for expected losses. Under UK GAAP, capitalized costs of projects in development were £0.5 million and £0.3 million as of 30 June 2004 and 2003, respectively.

Under US GAAP, capitalized costs remain unamortized until the project is developed or are written off at the earlier of the date they are determined not to be recoverable when abandoned, or, three years from the date of the initial investment, which is consistent with SOP 00-2. Under US GAAP, capitalized costs of projects in development were £0.9 million and £0.5 million as of 30 June 2004 and 2003, respectively.

(g)
Sale leaseback–Under UK GAAP, the Company has recognized the gain on the transaction over the amortization period of the related capitalized film costs which occurred over the year ended 30 June 2004 and 2003. The Company recognized the gain over the years ended 30 June 2004 and 2003, in the amount of £nil and £0.4 million, respectively.

Under US GAAP, the underlying asset subject to the sale and leaseback arrangement is film inventory. Consequently, the application of SFAS 13, Accounting for Leases and of SFAS 28, Accounting for Sales with Leasebacks, an amendment of FASB Statement No. 13 to the arrangement would be inappropriate. The Company has applied SFAS 49, Accounting for product financing arrangements and treated the transaction as a financing arrangement. Pursuant to this guidance, the gain of £0.4 million on the transaction has been deferred and is being recognized over the 15 year term of the arrangement. As of 30 June 2004 and 2003, a deferred gain of £0.3 million and £0.3 million, respectively, was recognized by the Company.

(h)
Foreign currency translation–Under UK GAAP, the Company has elected to translate the balance sheet and profit and loss accounts of their foreign subsidiaries at the closing rate on the balance sheet date with the impact being recognized in the profit and loss account.

Under US GAAP, the translation of the balance sheet is consistent with UK GAAP, i.e., translated at the closing rate on the balance sheet date. However, the Company needs to translate the profit and loss at a weighted average exchange rate for the reporting period.

As of 30 June 2004 and 2003, the translation adjustment of £(49) thousand and £4 thousand, respectively, would be recognized as a cumulative translation adjustment in the "Other Comprehensive Income' in equity.

(i)
Derivatives–Under UK GAAP, foreign currency exchange contracts are translated at the forward contract rate and the resulting gain or loss is recognized through the profit and loss account in the period realized.

Under US GAAP, the Company accounts for derivatives in accordance with SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133 requires that all derivative instruments are recognized as assets or liabilities on the balance sheet and measured at fair value, regardless of the purpose or intent in holding them. Changes in the fair value of derivative instruments are recognized periodically either in earnings or shareholders' equity (as a component of other comprehensive income), depending on whether the derivative is designated as a hedge of changes in fair value or cash flows. For derivatives designated as fair value hedges, changes in fair value of the hedged item and the derivative are recognized currently in earnings. For derivatives designated as cash flow hedges, fair value changes of the effective portion of the hedging instrument are recognized in accumulated other comprehensive income on the balance sheet until the hedged item is recognized in earnings. The ineffective portion of the fair value changes are recognized in earnings immediately. Changes in the fair value of the underlying debt instruments are not recognized in net income or shareholders' equity.

The Company currently does not designate its foreign currency forward contracts as hedges under SFAS 133. As a result, all foreign currency forward contracts have been recorded in the balance sheet at market value at the balance sheet date with changes in fair value recorded in earnings. At 30 June 2004 and 2003, current derivative assets of £20 thousand and £nil, respectively, are recognized under US GAAP.

(j)
Deferred tax–Under UK GAAP, the Company provides for deferred tax on an undiscounted basis in respect of timing differences that have originated but not reversed at the balance sheet date, where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. A net deferred tax asset is regarded as recoverable and therefore recognized only when, on the basis of available evidence, it is regarded as more likely than not that there will be suitable taxable profits against which to recover carried forward tax losses and from which the future reversal of underlying timing differences can be deducted. As of 30 June 2004, the net deferred tax asset is £12 thousand and as of 30 June 2003, the net deferred liability is £10 thousand.

Under US GAAP, deferred taxation is provided for all temporary differences (differences between the carrying value of assets and liabilities and their corresponding tax bases) on a full liability basis. Certain items that are treated as permanent differences under UK GAAP are treated as temporary differences under US GAAP. Deferred tax assets are also recognized (net of a valuation allowance) to the extent that it is more likely than not that the benefit will be realized. Under US GAAP, discounting of deferred taxes is prohibited. Under US GAAP, the Company has recognized deferred tax for temporary differences which result from the US GAAP adjustments described in note 24. As a result, net deferred tax assets of £2.3 million and £1.2 million have been recognized under US GAAP as of 30 June 2004 and 2003, respectively.

(k)
Dividends–Under UK GAAP, dividends on ordinary shares, as prescribed by the Company's articles of incorporation, are deducted from shareholders' equity and shown as a liability in the balance sheet at the end of the period to which they relate. Under UK GAAP, dividends were £3.4 million and £3.3 million for the year ended 30 June 2004 and 2003, respectively. The Company's accrued dividends were £3.0 million, £2.8 million and £0.8 million for the years ended June 30, 2004, 2003 and 2002.

Under US GAAP, such dividends are only deducted from shareholders' equity at the date of declaration of the dividend by the directors. Consequently, dividends under US GAAP were £5.1 million and £1.3 million for the year ended 30 June 2004 and 2003, respectively. The adjustment to reconcile UK GAAP to US GAAP shareholders' equity is calculated by reversing out the dividends accrued under UK GAAP and adding back the dividends declared in the year which had been accrued in the prior year under UK GAAP.

  Cash flows

        Set out below is a summary consolidated statement of cash flows under US GAAP:

	For the year ended 30 June 2004 £ '000	For the year ended 30 June 2003 £ '000
Cash was (used in)/provided by:
Operating activities	(1,416)	1,378
Investing activities	(378)	(747)
Financing activities	(2,023)	(768)

Net (decrease)/increase in cash and cash equivalents	(3,817)	(137)
Effect of exchange rate changes on cash	93	72
Cash and cash equivalents as of the beginning of the year	3,724	3,789

Cash and cash equivalents as of the end of the year	—	3,724

Operating activities:
Net cash inflow/(outflow) from operating activities	1,693	5,731
Effects of exchange rate changes	(93)	(72)
Interest received	54	18
Interest paid	(41)	(46)
Sale leaseback cash proceeds	—	(3,070)
UK Corporation tax paid	(3,029)	(1,183)

Net cash (used in)/provided by operating activities (US GAAP)	(1,416)	1,378

Investing activities:
Net cash outflow from capital expenditure	(378)	(747)
Acquisition and disposals	—	—
Net cash outflow from equity dividends	(3,154)	(1,307)
Dividends paid	3,154	1,307

Net cash used in investing activities (US GAAP)	(378)	(747)

Financing activities:
Net cash inflow from financing	—	—
Bank overdrafts	1,055	—
Restricted cash transferred from/(to) secured funds	76	(2,531)
Sale leaseback cash proceeds	—	3,070
Dividends paid	(3,154)	(1,307)

Net cash (used in)/provided by finance (US GAAP)	(2,023)	(768)

Classification Differences

        In addition to the differences between UK and US GAAP related to the recognition and measurement of transactions by the Company, there are also a number of differences in the manner in which items are classified in the consolidated profit and loss account and consolidated balance sheet. These classification differences have no impact on net income or shareholders' equity.

  a)
  Restricted cash–Under UK GAAP, the Company has presented cash which is restricted and can only be used to satisfy obligations associated with the sale and leaseback within cash at bank and in hand.

  Under US GAAP, such restricted cash is classified separately from cash and cash equivalents on the balance sheet given it is legally restricted as to usage. As of 30 June 2004, £87 thousand and £2.4 million are classified as restricted cash within current assets and non-current assets, respectively, based on the maturity dates of amounts owed under the sale and leaseback facility. As of 30 June 2003, £76 thousand and £2.5 million are classified as restricted cash in current assets and non-current assets, respectively.

  b)
  Sale and leaseback gain–Under UK GAAP, the Company has presented the amortization of the deferred gain on the sale and leaseback transaction as a reduction to cost of sales. Under US GAAP, the Company has presented the amortization of the deferred gain as a reduction to finance charges.

New accounting pronouncements not yet adopted

  •
  In March 2004, the EITF reached a consensus on Issue 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, ("EITF 03-01"). EITF 03-01 is applicable to (a) debt and equity securities within the scope of SFAS 115, (b) debt and equity securities within the scope of SFAS 124 and that are held by an investor that reports a performance indicator, and (c) equity securities not within the scope of SFAS 115 and not accounted for under the APB 18's equity method (e.g., cost method investments). EITF 03-01 provides a step model to determine whether an investment is impaired and if an impairment is other-than-temporary. In addition, it requires that investors provide certain disclosures for cost method investments and, if applicable, other information related specifically to cost method investments, such as the aggregate carrying amount of cost method investments, the aggregate amount of cost method investments that the investor did not evaluate for impairment because an impairment indicator was not present, and the situations under which the fair value of a cost method investment is not estimated. The disclosures relating to cost method investments should not be aggregated with other types of investments. The effective date for the prospective application of EITF 03-01 impairment model to all current and future investments has been delayed by FASB Issues FASB Staff Position EITF 03-01-1. The recognition and measurement requirements are effective for annual periods for fiscal years ending after 15 June 2004. The adoption of the disclosure requirements as of 30 June 2004 did not have a material impact on the results of operations, financial position or cash flows of the Company. The Company does not anticipate that adoption of application of the impairment model will have a material impact on its results of operations, financial position or cash flows.

  •
  At the 17-18 November 2004 meeting, the EITF reached a consensus on EITF 03-13, Applying the Conditions in Paragraph 42 of SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, in Determining Whether to Report Discontinued Operations. The purpose of the EITF is to clarify when a disposition should be classified as a discontinued operation caused by the contravening wording of paragraph 42 of SFAS 144. The Task Force reached a consensus that classification of a disposed component as a discontinued operation is appropriate only if the ongoing entity:

  Step 1: Has no continuing direct cash flows (a term EITF 03-13 introduces to interpret paragraph 42(a)); and,

  Step 2: Does not retain an interest, contract, or other arrangement sufficient to enable it to exert significant influence over the disposed component's operating and financial policies after the disposal transaction (an interpretation of paragraph 42(b)).

  EITF 03-13 should be applied to components that are disposed of or classified as held for sale in periods beginning after 15 December 2004. Previously reported operating results within an enterprise's fiscal year that includes the ratification date may be reclassified to reflect the consensus. The Company does not anticipate that the adoption of EITF 03-13 will have a material impact on its results of operations, financial position or cash flows.

  •
  On 24 November 2004, the FASB issued SFAS 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by SFAS 151 clarify that "abnormal" amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS 151 is the result of a broader effort by the FASB to improve the comparability of cross-border financial reporting by working with the International Accounting Standards Board ("IASB") toward development of a single set of high-quality accounting standards. The FASB and the IASB noted that ARB 43, Chapter 4 and IAS 2, Inventories, are both based on the principle that the primary basis of accounting for inventory is cost. Both of those accounting standards also require that "abnormal" amounts of idle freight, handling costs, and wasted materials be recognized as period costs; however, the Boards noted that differences in the wording of the two standards could have led to the inconsistent application of those similar requirements. The FASB concluded that clarifying the existing requirements in ARB 43 by adopting language similar to that used in IAS 2 is consistent with its goals of improving financial reporting in the United States and promoting convergence of accounting standards internationally. The guidance is effective for inventory costs incurred during fiscal years beginning after 15 June 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after 23 November 2004. The Company does not anticipate that the adoption of SFAS 151 will have a material impact on its results of operations, financial position or cash flows.

  •
  In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets–an amendment of APB Opinion No. 29, which amends APB 29, Accounting for Nonmonetary Transactions, to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after 15 June 2005. The Company is currently evaluating the impact of SFAS 153 on its results of operations, financial position and cash flows.

  •
  In December 2004, the FASB issued SFAS 123 (revised 2004), Share-Based Payments or ("SFAS 123R"). This statement eliminates the option to apply the intrinsic value measurement provisions of Accounting Principals Board Opinion No. 25, Accounting for Stock Issued to Employees to stock compensation awards issued to employees. Rather, SFAS 123R requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award–the requisite service period (usually the vesting period). SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. For public entities that do not file as small business issuers, SFAS 123Ris effective for the first interim or annual reporting period that begins after 15 June 2005. The Company is currently evaluating the impact of SFAS 123R on its results of operations, financial position or cash flows

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INDEPENDENT AUDITORS' REPORT
19 ENTERTAINMENT LIMITED CONSOLIDATED PROFIT AND LOSS ACCOUNTS
19 ENTERTAINMENT LIMITED CONSOLIDATED BALANCE SHEETS
19 ENTERTAINMENT LIMITED CONSOLIDATED CASH FLOW STATEMENTS
19 ENTERTAINMENT LIMITED CONSOLIDATED STATEMENTS OF MOVEMENTS IN SHAREHOLDERS' FUNDS AND MOVEMENTS IN RESERVES FOR THE YEAR ENDED 30 JUNE
19 ENTERTAINMENT LIMITED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED 30 JUNE